UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

F-STAR THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37718	52-2386345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eddeva B920 Babraham Research Campus Cambridge, United Kingdom CB22 3AT
(Address of Principal Executive Offices, and Zip Code)

+44-1223-497400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, $0.0001 par value	FSTX	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)    On March 30, 2021, the Audit Committee of the Board of Directors of F-star Therapeutics, Inc. (the “Company”) approved the dismissal of PricewaterhouseCoopers LLP, a United Kingdom entity (“PwC”) as the independent registered public accounting firm of the Company, effective immediately, and the appointment of RSM US LLP (“RSM”) as the independent registered public accounting firm of the Company. PwC was dismissed on March 31, 2021. RSM had previously served as the Company’s independent registered public accounting firm prior to the closing, on November 20, 2020, of the transactions contemplated by the Share Exchange Agreement, dated as of July 29, 2020, by and among F-star Therapeutics Limited, Spring Bank Pharmaceuticals, Inc., and the other parties thereto (the “Share Exchange Agreement”), at which time the Company’s board of directors had engaged PwC to audit the Company’s financial statements for the fiscal year ending December 31, 2020. PwC had served as the independent registered public accounting firm for F-star Therapeutics Limited prior to the closing of the Share Exchange Agreement.

The reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports contain an explanatory paragraph relating to the Company’s ability to continue as a going concern, as described in Note 3 to the financial statements.

During the fiscal year ended December 31, 2020 and 2019 and the subsequent interim period through March 31, 2021, there have been (i) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in their reports on the Company’s consolidated financial statements for such periods, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except with respect to the material weaknesses in financial reporting described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 relating to (i) the lack of formal policies and procedures and sufficient complement of personnel to implement effective segregation of duties and (ii) the lack of sufficient formality and evidence of controls over key reports and spreadsheets.

The Company provided PwC with a copy of this Current Report on Form 8-K and requested from PwC a letter addressed to the U.S. Securities and Exchange Commission indicating whether or not it agrees with the above disclosures. A copy of PwC’s letter dated April 5, 2021 is attached as Exhibit 16.1 to this Report.

(b)    On March 30, 2021, the Audit Committee of the Board of Directors of the Company approved the engagement of RSM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. RSM was engaged on April 2, 2021.

During the fiscal year ended December 31, 2020 and 2019 and the subsequent interim period through March 31, 2021, neither the Company nor anyone on its behalf consulted with RSM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to its financial statements, and no written report or oral advice was provided to the Company by RSM that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) relating to the Company.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description

16.1	Letter from PwC dated April 5, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2021	F-STAR THERAPEUTICS, INC.

	By:	/s/ Darlene Deptula-Hicks
	Name:	Darlene Deptula-Hicks
	Title:	Chief Financial Officer